EXHIBIT 10.68

SECOND LOAN MODIFICATION AGREEMENT

This Second Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of March 28, 2005, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 400 Madison Avenue, Suite 15A, New York, New York 10017 (“Bank”) and AXS-ONE INC., a Delaware corporation with its chief executive office located at 301 Route 17 North, Rutherford, New Jersey 07070 (“Borrower”).

1.             DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of August 11, 2004, evidenced by, among other documents, a certain Loan and Security Agreement dated as of August 11, 2004, between Borrower and Bank, as amended pursuant to a certain First Loan Modification Agreement dated as of January 27, 2005 (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.             DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”).

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.             DESCRIPTION OF CHANGE IN TERMS.

A.                                   Modifications to Loan Agreement.

1.                                       The Loan Agreement shall be amended by deleting Section 6.6 thereof, entitled “Financial Covenants”:

“6.6        Financial Covenants.

(a)           Adjusted Quick Ratio.  Borrower shall maintain at all times, to be tested as of the last day of each: (i) quarter, and (ii) month when a Credit Extension is requested or Obligations are outstanding, a ratio of Quick Assets to Current Liabilities minus Deferred Revenue of at least 1.75 to 1.0.

 (b)          EBITDA.  Borrower shall maintain, to be tested as of the last day of each quarter:  (i) beginning with the quarter ending September 30, 2004, EBITDA of at least: (A) ($500,000.00), for the three (3) month period ending September 30, 2004, (B) ($3,400,000.00), for the six (6) month period ending December 31, 2004, (C) $500,000.00, for the three (3) month period ending March 31, 2005, (D) $1,000,000.00, for the six (6) month period ending June 30, 2005, (E) $1,500,000.00, for the nine (9) month period ending September 30, 2005, (F) $2,000.000.00 for the twelve (12) month period ending December 31, 2005, (G) $500,000.00, for the three (3) month period ending March 31, 2006, and (H) $1,000,000.00 for the six (6) month period ending June 30, 2006, and (ii) beginning with the quarter ending June 30, 2005 and for each calendar quarter thereafter, EBITDA of at least $1.00, provided, however, that at any time or times during any one (1) quarter ending June 30, 2005 and thereafter through December 31, 2005, Borrower may have a maximum net EBITDA loss of no greater than $500,000,00 so long as the required EBITDA in clause (i) for the period ending in the quarter in which the loss was sustained continues to be satisfied.”

and inserting in lieu thereof the following:

“6.6        Financial Covenants.

(a)           Adjusted Quick Ratio.  Borrower shall maintain at all times, to be tested as of the last day of each: (i) quarter, and (ii) month when a Credit Extension is requested or Obligations are outstanding, a ratio of Quick Assets to Current Liabilities minus Deferred Revenue of at least 1.75 to 1.0. Notwithstanding the foregoing, from the period commencing on the 2005 Closing Date and ending on November 30, 2005, Borrower shall maintain at all times, to be tested as of the last day of each: (i) quarter, and (ii) month when a Credit Extension is requested or Obligations are outstanding, a ratio of Quick Assets to Current Liabilities minus Deferred Revenue of at least 1.50 to 1.0.

(b)           EBITDA.  Borrower shall maintain, to be tested as of the last day of each quarter, beginning with the quarter ending September 30, 2004, EBITDA of at least: (A) ($500,000.00), for the three (3) month period ending September 30, 2004, (B) ($3,400,000.00), for the six (6) month period ending December 31, 2004, (C) ($2,900,000.00), for the three (3) month period ending March 31, 2005, (D) ($2,400,000.00), for the six (6) month period ending June 30, 2005, (E) ($1,800,000.00), for the nine (9) month period ending September 30, 2005, (F) ($100,000.00) for the twelve (12) month period ending December 31, 2005, (G) $500,000.00, for the three (3) month period ending March 31, 2006, and (H) $1,000,000.00 for the six (6) month period ending June 30, 2006.”

2.                                       The Loan Agreement shall be amended by deleting the following text appearing in the definition of “Eligible Accounts” appearing in Section 13.1, thereof:

“(a)         Accounts that the account debtor has not paid within ninety (90) days of invoice date;

(b)           Accounts for an account debtor, fifty percent (50%) or more of whose Accounts have not been paid within ninety (90) days of invoice date;

(c)           Credit balances over ninety (90) days from invoice date;

(d)           That portion of Accounts for an account debtor, including Affiliates, whose total obligations to Borrower exceed thirty percent (30%) of all Accounts, except for Pfizer, for which the percentage shall be forty percent (40%) for the amounts that exceed that percentage, unless Bank otherwise approves in writing;”

and inserting in lieu thereof the following:

“(a)         Accounts that the account debtor has not paid within ninety (90) days of invoice date (except for accounts with respect to which Sun Microsystems is the account debtor which shall be one hundred twenty (120) days of invoice date);

(b)           Accounts for an account debtor, fifty percent (50%) or more of whose Accounts have not been paid within ninety (90) days of invoice date (except for such accounts with respect to which Sun Microsystems is the account debtor, which shall be one hundred twenty (120) days of invoice date);

(c)           Credit balances over ninety (90) days from invoice date;

(d)           That portion of Accounts for an account debtor, including Affiliates, whose total obligations to Borrower exceed thirty percent (30%) of all Accounts, except for (i) Sun Microsystems, for which the percentage shall be thirty-five percent (35%), and (ii) Pfizer, for which the percentage shall be forty percent (40%), for the amounts that exceed that percentage, unless Bank otherwise approves in writing;”

3.                                       The Loan Agreement shall be amended by inserting the following definition, in alphabetical order, in Section 13.1 thereof:

““2005 Closing Date” is March 28, 2005.”

4.                                       The Borrowing Base Certificate appearing as Exhibit C to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Exhibit A hereto.

5.                                       The Compliance Certificate appearing as Exhibit D to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Exhibit B hereto.

4.             FEES.  Borrower shall pay to Bank a modification fee equal to Five Thousand Dollars ($5,000.00) (the “Modification Fee”), which Modification Fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. The Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.             RATIFICATION OF PERFECTION CERTIFICATE.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of August 11, 2004 between Borrower and Bank, and acknowledges, confirms and agrees the disclosures and information above Borrower provided to Bank in the Perfection Certificate has not changed, as of the date hereof.

6.             AUTHORIZATION TO FILE.  Borrower hereby authorizes Bank to file financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank’s interest in the Collateral, including a notice that any disposition of the Collateral, by either the Borrower or any other Person, shall be deemed to violate the rights of the Bank under the Code.

7.             CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

8.             RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

9.             NO DEFENSES OF BORROWER.  Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

10.           CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  No maker will be released by virtue of this Loan Modification Agreement.

11.           COUNTERSIGNATURE.  This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

This Loan Modification Agreement is executed as a sealed instrument under the laws of the State of New York as of the date first written above.

BORROWER:		BANK:

AXS-ONE INC.		SILICON VALLEY BANK

By:	/s/ J.P. Dwyer	By:	/s/ Melissa Stepanis

Name:	Joseph P. Dwyer	Name:	Melissa Stepanis

Title:	CFO	Title:	Vice President

EXHIBIT A

BORROWING BASE CERTIFICATE

Borrower:	AXS-ONE INC.
Lender:	Silicon Valley Bank
Commitment Amount:	$4,000,000.00

ACCOUNTS RECEIVABLE
1. Accounts Receivable Book Value as of	$
2. Additions (please explain on reverse)	$
3. TOTAL ACCOUNTS RECEIVABLE	$

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)	$
4. Accounts over 90 days from invoice date (120 days for Sun Microsystems accounts)	$
5. Balance of 50% over 90 day accounts (120 days for Sun Microsystems accounts)	$
6. Credit balances over 90 days	$
7. Concentration Limits (30% except: (i) 35% for Sun Microsystems (ii) 40% for Pfizer)	$
8. Foreign Accounts	$
9. Governmental Accounts	$
10 Contra Accounts	$
11. Promotion or Demo Accounts	$
12. Intercompany/Employee Accounts	$
13. Other (please explain on reverse)	$
14. TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS	$
15. Eligible Accounts (#3 minus #14)	$
16. LOAN VALUE OF ACCOUNTS (80% of #15)	$

BALANCES
17. Maximum Loan Amount		$4,000,000.00
18. Total Funds Available (Lesser of #17 or #16)	$
19. Present balance owing on Line of Credit	$
20. Outstanding under Sublimits (Letters of Credit, F/X, and Cash Management)	$
21. RESERVE POSITION (#18 minus #19 and #20)	$

The undersigned represents and warrants that, this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS:		BANK USE ONLY
Received by:
By:			authorized signer
Authorized Signer
Date:
Verified:
authorized signer
Date:
		Compliance Status:	Yes	No

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:         SILICON VALLEY BANK

FROM:   AXS-ONE INC.

The undersigned authorized officer of AXS-ONE INC. certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in compliance for the period ending                             with all required covenants except as noted below and (ii) there are no Events of Default, and all representations and warranties in the Agreement are true and correct in all material respects on this date.  Attached are the required documents supporting the certification.  The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Interim financial statements with CC	Quarterly within 45 days*	Yes No
Annual (CPA Audited)	FYE within 120 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
BBC A/R Agings	Quarterly within 45 days*	Yes No

*Monthly w/in 30 days when borrowing.

Financial Covenant	Required	Actual	Complies
Minimum Adjusted Quick Ratio (quarterly*)	1.75:1.0**	:1.0	Yes No
Minimum EBITDA
(cumulative - beginning Q-ending 9/30/04)	($500,000) 7/1/04 thru 9/30/04	$	Yes No
	($3,400,000) 7/1/04 thru 12/31/04	$	Yes No
	($2,900,000) 1/1/05 thru 3/31/05	$	Yes No
	($2,400,000) 1/1/05 thru 6/30/05	$	Yes No
	($1,800,000) 1/1/05 thru 9/30/05	$	Yes No
	($100,000) 1/1/05 thru 12/31/05	$	Yes No
	$500,0001/1/06 thru 3/31/06	$	Yes No
	$1,000,0001/1/06 thru 6/30/06	$	Yes No

*Monthly when borrowing. **1.50:1.0 from the 2005 Closing Date through 11/30/05.

BANK USE ONLY
Comments Regarding Exceptions: See Attached. Sincerely,
Received by:
Signature		authorized signer

Title	Date:

Date	Verified:
authorized signer

Date:
	Compliance Status:	Yes	No